UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017 (October 25, 2017)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Juliet A. Lim as Executive Vice President - Payments Business Leader and Chief Legal Officer

On October 26, 2017, Everi Holdings Inc. (the “Company”) announced that Juliet A. Lim, the Company’s Executive Vice President - Payments Business Leader and Chief Legal Officer, will be stepping down from her positions with the Company effective December 31, 2017 (the “Transition Date”). During the period (the “Transition Period”) from the Transition Date through March 8, 2018 (the “Resignation Date”), Ms. Lim will remain an employee of the Company serving in a transitional strategic advisory role, at which point she will resign her employment in order to pursue other business opportunities. In connection with her change in status, on October 25, 2017, Ms. Lim and the Company entered into a Transition and Resignation Agreement and General Release of All Claims (the “Transition Agreement”).

Through the Resignation Date, Ms. Lim will continue to receive compensation and benefits under her existing employment agreement with the Company and in accordance with, and subject to the terms of, the Company’s existing benefits plans, except that, during the Transition Period, her salary will be reduced to be commensurate with her transitional duties. Subject to such continued employment and her reaffirmation of a standard release included in the Transition Agreement, (a) upon the Resignation Date, the Company will vest Ms. Lim in outstanding time-based options to purchase an additional 115,073 shares of Company common stock and 12,000 time-based shares of restricted stock, and (b) following the Resignation Date, the Company will pay Ms. Lim a cash amount equal to her current base salary and target bonus, payable in periodic installments, and provide certain other benefits, in each case as set forth in the Transition Agreement.

The description of the Transition Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: October 26, 2017	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

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